Exhibit 10.5
EMPLOYMENT AGREEMENT
     THIS AGREEMENT (this “Agreement”) is entered into this 31st day of May, 2005, between Exchange National Bancshares, Inc., a Missouri corporation (the “Company”), and James H. Taylor, Jr. (the “Employee”). Collectively, the Company, the Employee, and the Bank (as defined below) may be referred to as the “Parties” and each individually as a “Party.”
WITNESSETH:
     WHEREAS, the Company is a bank holding company controlling 100% of the issued and outstanding shares of common stock of Union State Bank & Trust of Clinton, a Missouri trust company (the “Bank”); and
     WHEREAS, Employee desires to become employed by the Company in an executive capacity as Senior Vice President and Senior Credit Officer of the Company for a period of at least three (3) years, and the Company desires to employ Employee to serve in such capacity, for the compensation and in accordance with the terms and provisions contained in this Agreement; and
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the Company and Employee agree as follows:
     1. Employment. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company in an executive capacity upon the terms and conditions of this Agreement for a period of three (3) years from and after the date of this Agreement, and any extensions thereafter, unless earlier terminated as provided in Section 9 hereof. At each anniversary of the date of this Agreement, this Agreement shall be automatically extended for one additional year unless the Company or the Employee gives the other party written notice of such party’s intention not to extend the Agreement at least thirty (30) days prior to such anniversary date. Employee agrees that he will accept employment as Senior Vice President and Senior Credit Officer of the Company, without limitation of other titles, for the effective period of this Agreement. The Employee’s primary location of employment during the term of this Agreement shall be in Saint Louis, Missouri unless the Employee consents in writing to relocate to another geographic location.
     2. Compensation. For all services rendered by the Employee to the Company, the Company shall pay the Employee a salary of not less than one hundred fifty thousand dollars ($150,000) per year, payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly. Salary payments shall be subject to withholding and other applicable taxes. Employee shall be eligible for merit-based increases in compensation on the terms and conditions offered to employees of the Company generally having responsibilities commensurate to that of Employee. Employee shall be eligible to participate in such bonus or other incentive compensation plans as currently are or may be established by the Company for employees generally having responsibilities commensurate to that of Employee, provided that in any given fiscal year, the bonus compensation to the Employee shall not be less than 20% of Employee’s base salary.
     3. Expenses. The Company shall reimburse the Employee for all ordinary and necessary expenses incurred and paid by the Employee in the course of the performance of the Employee’s duties pursuant to this Agreement and consistent with the Company’s policies in effect from time to time with respect to travel, entertainment, other business expenses, and expenses relating to memberships in business organizations, including without limitation the Risk Management Association and the Certified Fraud Examiners Association. Reimbursement of such expenses shall be subject to the Company’s requirements with respect to the manner of reporting such expenses.
     4. Additional Benefits. The Employee shall be eligible for such fringe benefits, if any, by way of insurance, hospitalization, vacations, stock bonus plans, and profit sharing plans normally provided to employees of the Company generally having responsibility commensurate to that of the Employee and such additional benefits as may be from time to time agreed upon in writing between the Employee and the Company; and further provided, to that there shall be no waiting period for eligibility to participate in such additional benefits. The Company shall provide to the Employee a new Company owned or leased automobile of a year, make, and model agreed to between the Company and the Employee, befitting the executive office held by Employee not less than every three years, and the Company shall pay the expenses related to the use, upkeep, and insurance of the vehicle. At the termination of this Agreement, Employee shall have the option to purchase the vehicle for the contractual buy-out price of any loan or lease on the vehicle. If the vehicle is not financed or leased by the Company, Employee shall have the option to purchase the vehicle at a wholesale value to be agreed upon between the Company and Employee. The tax treatment of all fringe benefits shall be handled in a manner consistent with the customary practices of the Bank and the Company.
     5. Duties. The Employee agrees that so long as he is employed under this Agreement he will (i) to the satisfaction of the Company devote his best efforts and his entire business time to further the interests of the Company, (ii) at all times be subject to the direction and control of the Board of Directors of the Company with respect to his activities on behalf of the Company, (iii) comply with all rules, orders and regulations of the Company, (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require, and (v) fully account for all monies and other property of the Company of which he may from time to time have custody and deliver the same to the Company whenever and however directed to do so.
     6. Covenant Not To Disclose Confidential Information. The Employee acknowledges that during the course of his employment with the Company he has or will have access to and knowledge of certain information and data which the Company considers confidential and that the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Employee hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that, during or after the term of his employment, without the prior written consent of the Company he will not communicate, publish or disclose, to any person anywhere or use any Confidential Information (as hereinafter defined) for any purpose other than carrying out his duties as contemplated by this Agreement. The Employee will use his best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated, or copied. The Employee will return to the Company all Confidential Information in the Employee’s possession thereof, or whenever the Company shall so request, and in any event will promptly return all such Confidential Information if the Employee’s relationship with the Company is terminated for any reason and will not retain any copies thereof. The term “Confidential Information” shall mean any information or data used by or belonging or relating to the Company that is not known generally to the banking community, including without limitation, any and all proprietary data and information relating to the Company’s or the Bank’s past, present or future business plans, services offered, financial information, customer lists, and other information concerning customers, depositors, and borrowers of the Company or any subsidiary of the Company, whether or not reduced to writing, or information or data which the Company advises the Employee should be treated as confidential information.
     7. Covenant Not To Compete. The Employee agrees that during the term of his employment by the Company, and for a period of two (2) years from and after the termination of such employment for any reason other than a termination by the Employee pursuant to Section 9(c), he will not, directly or indirectly, without the express written consent of the Company:
     a. own, manage, operate, control, or participate in the ownership, management, operation, control, or financing of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, employee, agent, representative, consultant, or independent contractor of, or in any way assist any bank, savings and loan, savings bank, or other financial institution (other than the Bank) that is located or has an office in Cole County, Missouri.
     b. solicit for employment or hire any employees of the Bank; or
     c. solicit, or interfere with, any contracts or business relationships with any customer, depositor, or borrower of the Bank.
     8. Remedies. In the event that the Employee breaches any of the foregoing covenants and assurances contained in Section 6 or 7, the Company and it successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining or restraining the Employee, and each and every person, firm, or company acting in concert or participation with him, from the continuation of such breach. Should a court of competent jurisdiction find that an actual breach occurred, the Employee shall pay to the Company all ascertainable damages, including costs and reasonable attorneys’ fees sustained by the Company by reason of the breach of said covenant and assurances. The obligations of the Employee and the rights of the

Company, its successors and assigns under Sections 6 and 7 of this Agreement shall survive the termination of this Agreement. The covenant and the obligations of the Employee set forth in Sections 6 and 7 are in addition to and not in lieu of or exclusive of any other obligations and duties of the Employee to the Company, whether express or implied in fact or in law.
     9. Termination Prior to Change in Control.
     a. This Agreement shall terminate immediately upon the death, disability, or adjudication of legal incompetence of the Employee. Termination pursuant to this subparagraph (a) shall not affect any benefits Employee or Employee’s successors may be entitled to under any life or disability policy provided to the Employee by the Company. For purposes of this Agreement, the Employee shall be deemed disabled when the Employee has become unable, by reason of physical or mental disability, to satisfactorily perform his essential job duties and there is no reasonable accommodation that can be provided to enable him to be a qualified individual with a disability under applicable law. Such matters shall be determined by, or to the reasonable satisfaction of, the Board of Directors of the Company.
     b. This Agreement may be terminated by the Company upon notice to the Employee for “Cause.” For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following events:
     i. Performance by the Employee of illegal or fraudulent acts, criminal conduct or willful misconduct, or gross negligence relating to the activities of the Company or the Bank;
     ii. Performance by the Employee of any criminal acts involving moral turpitude having a material adverse effect upon the Company or the Bank, including, without limitation, upon their profitability, reputation, or goodwill;
     iii. Failure by the Employee to perform his duties in a manner which he knows, or has reason to know, to be in the Company’s or the Bank’s best interests, which he fails to cure within thirty days after receiving written notice thereof;
     iv. Continued conduct by the Employee that is damaging to the business, employee, or customer relations of the Company or the Bank and which is ongoing more than thirty days after receiving written notice from the Company or the Bank to cease such conduct; or
     v. Any other material breach of the Employee’s obligations under this Agreement which is incurable or which he fails to cure within thirty days after receiving written notice thereof.

     c. This Agreement may be terminated by the Employee upon written notice to the Company in the event of a material breach of the Company’s obligations under this Agreement which is incurable or which the Company fails to cure within 15 days after receiving written notice thereof.
     d. In the event this Agreement is terminated for Cause, the parties’ obligations under this Agreement shall terminate immediately (except as otherwise provided herein), and neither the Employee nor his estate, heirs, successors, or assigns shall be entitled to any further compensation under the Agreement other than payment of any unpaid severance or compensation that accrued prior to such termination; provided, however, that the termination of this Agreement pursuant to subsections (b) or (c) of this Section shall not limit any other remedies to which the terminating party may be entitled to in law or equity as a result of any breach of this Agreement by the other Party.
     e. In the event that the Employee’s employment with the Company is terminated by the Company, other than for “Cause,” or if the Employee shall voluntarily terminate his employment pursuant to subsection (c) of this section, then, in either case, the Company agrees to continue to pay to Employee his monthly salary as in effect at the time of termination for the remaining effective period under the Agreement, but in any scenario for no less than twelve (12) months, following the date of termination of employment, and during such period shall also continue to pay the Employee’s insurance benefit costs up to the dollar amount paid by the Company during the year immediately prior to such termination; provided, however, in the event of a “Change of Control,” as defined in that certain Agreement attached as Appendix A and incorporated herein (the “Change of Control Agreement”), the provisions of the Change of Control Agreement will apply. To the extent there are any inconsistent provisions in the Change of Control Agreement and the Employment Agreement, the Change of Control Agreement will control, invalidating any inconsistent or duplicative provision in the Employment Agreement.
     f. Transfer of the Employee to a successor or permitted assign of the Company which shall offer employment to Employee on comparable terms as the Company shall not be considered termination of Employment for purposes of this Agreement. Any such offer of employment which requires relocation by Employee shall not be considered comparable. Further, any required change in geographic location, whether or not it follows a Change of Control, if not accepted by Employee, shall constitute a termination without “Cause,” and further shall relieve Employee of his obligations under Section 7 and entitle Employee to the payment specified in Section 9(e). Should Employee agree to change in geographic location, the Company shall reimburse Employee for all costs associated with moving to the new geographic location, including without limitation the costs of moving Employee’s personal belongings and other property.

     10. Successors.
     a. This Agreement is personal to the Employee and shall not be assigned by Employee without prior written consent of the Company otherwise than by will or the laws of descent and distribution.
     b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
     c. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
     11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     12. Waiver of Breach. Failure of the Company to demand strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of the term, covenant, or condition, nor shall any waiver or relinquishment by the Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.
     13. No Conflicts. The Employee represents and warrants to the Company that neither the execution nor delivery of this Agreement, nor the performance of the Employee’s obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant, or instrument to which the Employee is a party or under which the Employee is bound, including without limitation, the breach by the Employee of a fiduciary duty to any former employers.
     14. Entire Agreement; Amendment. This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties relating to the terms of the Employee’s employment and shall not be amended, modified, or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.
     16. Governing Law. This Agreement and all rights and obligations of the Parties shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity, and performance.
     17. Arbitration. Any dispute between any of the Parties or claim by a Party against another Party arising out of or in relation to this Agreement or in relation to any alleged breach thereof shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association, except as otherwise provided for in this Agreement. The arbitration proceedings shall take place in Saint Louis, Missouri, or such other location as the Parties in dispute may agree upon; and such proceedings shall be governed by the laws of the State of Missouri as such laws are applied to agreements between residents of such State entered into and to be performed entirely within that State.
     The Parties shall agree upon one arbitrator, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If the Parties cannot agree upon one arbitrator, each Party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association at the request of the Parties in dispute. The arbitrator shall, if possible, be individuals skilled in the legal and business aspects of the subject of the Agreement and of the dispute.
     The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. The decision shall be final and binding upon the Parties without right to appeal. Judgment upon the decision may be entered into in any court having jurisdiction thereof, or application may be made to that court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the Party or Parties so assessed.
     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement which is binding upon all Parties.
     19. Notice. All notices, requests, demands, and other communications shall be deemed duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid or nationally recognized delivery service with delivery confirmed, addressed as follows:
          If to the Company:
Exchange National Bancshares, Inc.
132 E. High Street
Jefferson City, MO 65010-0688
Attn: President

          If to the Employee:
James H. Taylor, Jr.
6729 Wynfield Terrace Drive
St. Louis, MO 63129
or to any other address as either party may provide to the other in writing.
     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.
     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the day and year first above written.

COMPANY: EXCHANGE NATIONAL BANCSHARES, INC.
By:	/s/ James E. Smith
	Name:	James E. Smith
	Title:	Chairman & CEO

EMPLOYEE:
/s/ James H. Taylor, Jr.
James H. Taylor, Jr.